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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 18, 1998, with respect to the consolidated financial statements of American Transitional Hospitals, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-72728) and related Prospectus of Select Medical Corporation for the registration of 8,700,000 shares of its common stock.


Ernst & Young LLP


Nashville, Tennessee
November 7, 2001